EMPIRE STATE MUNICIPAL EXEMPT TRUST

                              GUARANTEED SERIES 140

                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement dated May 18, 1998 among Glickenhaus & Co. and Lebenthal & Co., Inc., as Depositors, The Bank of New York, as Trustee and Muller Data Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Empire State Municipal Exempt Trust, Guaranteed Series 66, Trust Indenture and Agreement" dated December 18, 1990 as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  In consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee, and the Evaluator agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that for all purposes of this Empire State Municipal Exempt Trust, Guaranteed Series 140, and all subsequent Series, the following sections of the Indenture are amended as follows:

                  (a) Section 1.1(8) is hereby amended in its entirety to read as follows:

                           "(8) "Evaluation Time" shall mean 12:00 p.m. New York Time on the Business Day prior to the Date of Deposit and 2:00 p.m. New York Time thereafter."

                  (b) Section 1.1(9) is hereby amended by deleting the words "Standard and Poor's Corporation" therein and substituting the words "Muller Data Corporation" in place thereof.


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                  (c) Section 3.1 is hereby amended by revising it in its
entirety to read as follows:

                  Section 3.1. Initial Cost. The cost of the initial preparation, printing and execution of the Certificates and this Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket expenses (excluding expenses incurred in the preparation and printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses), to the extent not borne by the Depositors, shall be paid by the Trust. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.1, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in Section 3.5, and the provisions of Section 6.4 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.5 and the addition provided in clause (4) of Section 5.1, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

                  (d) Section 5.1 is hereby amended by revising the second sentence thereof to read as follows:

                  Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust Fund (other than cash declared held specially for purchase of Contract Bonds under Section 3.14 hereof or cash credited to the Reserve Account) or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Bonds (including Contract Bonds) on the bid side of the

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



                  market as determined by the Evaluator pursuant to Section 4.1,
                  (3) interest accrued thereon not subject to collection and distribution, and (4) amounts representing organizational expenses paid less amounts representing secured organizational expenses of the Trust.



                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

                  (a) The interest-bearing obligations listed in the Prospectus related to Empire State Municipal Exempt Trust, Guaranteed Series 140 have been deposited in trust under this Indenture (See "Portfolio" in Part A of the Prospectus which for purposes of this Indenture is the Schedule of Securities or Schedule A).

                  (b) For the purposes of the definition of the Unit in item
(28) of Section 1.1, the fractional undivided interest in and ownership of the Trust is 8,000.

                  (c) The fiscal year for the Trust shall end on September 30th of each year.

                  (d) All Certificateholders of record on June 15, 1998 (the "First Monthly Record Date") who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after July 1, 1998 (the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after December 1, 1998 to all Certificateholders of record on November 15, 1998 who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

                  (e) The First Settlement Date shall mean May 21, 1998.

                  (f) The number of Units referred to in Section 2.3 is 8,000.

                  (g) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.55 per Bond for each valuation.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum 1.13 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan and $.73

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


per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

                  (i) For purposes of Section 8.6, the Depositors' maximum annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the Trust.

                  (j) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is December 31, 2047.

                  (k) For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

                  (l) For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

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295222.1

                                      GLICKENHAUS & CO.



                                      By /s/ Michael Lynch
                                           Attorney-in-Fact
                                           for each of the
                                           General Partners


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Kelly McConvery, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Anne Thorsen, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 18th day of May, 1998.


                                                /s/ Kelly McConvery
                                                Notary Public

            KELLY McCONVERY
    Notary Public, State of New York
            No. 01MC5044884
    Qualified in New York County
    Commission Expires June 5, 1999

[SEAL]


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



                                      Lebenthal & Co., Inc.



                                      By:  /s/James McGrath
                                              Authorized Officer

ATTEST:



By:  /s/D. Warren Kaufman
     Secretary

[CORPORATE SEAL]






STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


            I, Kelly McConvery, a Notary Public in and for the said County in the State aforesaid, do hereby certify that James McGrath and D. Warren Kaufman personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Authorized Officer and Secretary, respectively, of LEBENTHAL & CO., INC., appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of LEBENTHAL & CO., INC., and delivered the said instrument as their free and voluntary act as such Authorized Officer and Secretary, respectively, and as the free and voluntary act of said LEBENTHAL & CO., INC., for the uses and purposes therein set forth.

        GIVEN, under my hand and notarial seal this 18th day of May, 1998.



                                                   /s/ Kelly McConvery
                                                   Notary Public


            KELLY McCONVERY
    Notary Public, State of New York
            No. 01MC5044884
    Qualified in New York County
    Commission Expires June 5, 1999

[SEAL]





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



                                      THE BANK OF NEW YORK, Trustee



                                      By:  /s/ Jeffrey Cohen
                                           Vice President

ATTEST:



By:  /s/ Thomas Centrone


(CORPORATE SEAL)


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


     I, Emmanual T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Jeffrey Cohen and Thomas Centrone, personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 18th day of May, 1998.



                                             /s/ Emmanual T. Lytle, Jr.
                                             Notary Public



[SEAL]

My commission expires: October 6, 1999


313665.1

                                      MULLER DATA CORPORATION, Evaluator


                                      By:  /s/Ron Valinoti
                                           Ron Valinoti
                                           Chief Operating Officer


[Seal]

ATTEST:


By: /s/ Elizabeth Duggan
    Vice President


313665.1